Exhibit 4.6

SUPPLEMENTAL INDENTURE, dated as of July 13, 2007, to the Indenture dated as of May 16, 2005 (as amended and supplemented to the date hereof, the “Indenture”), among The GSI Group, Inc., a Delaware corporation (the “Company”), GSI Holdings Corp., a Delaware corporation (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantor and the Trustee have heretofore entered into the Indenture, and the 12% Senior Notes due 2013 (the “Notes”) of the Company have been issued pursuant thereto;

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantor and the Trustee may, with the requisite consents of the holders of the Notes, enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated June 29, 2007 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, the “Consent and Letter of Transmittal” and, together with the Statement, with respect to the Notes, the “Offer”), from each Holder of such Notes;

WHEREAS, the Offer is conditioned upon, among other things, certain amendments to the Indenture and to the Notes set forth in Article Two, Article Three and Article Four of this Supplemental Indenture (the “Amendments”) having been approved by Holders of a majority of the outstanding principal amount of the Notes and a supplemental indenture in respect thereof having been executed and delivered;
WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of more than a majority of the outstanding aggregate principal amount of the Notes to effect the Amendments;

WHEREAS, the Company and the Guarantor have been authorized by a resolution of their respective Board of Directors to enter into this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company and the Guarantor to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee hereby agree as follows:

ARTICLE 1

SECTION 1.01 Definitions

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE 2

SECTION 2.01 Amendments to Table of Contents

(a) The Table of Contents of the Indenture is amended by deleting the titles to Section 3.09 and Section 4.02 through Section 4.12 and Section 4.14 through 4.18 and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) The Table of Contents of the Indenture is amended by deleting the title to Section 5.02 and replacing it with the following: “Successor Person Substituted”.

ARTICLE 3

SECTION 3.01 Elimination of Certain Definitions in Article 1

(a) Section 1.01 of the Indenture is amended by deleting the definitions “Acquired Debt”; “Asset Sale”; “Borrowing Base”; “Cash Equivalents”; “Change of Control”; “Change of Control Offer”;“Consolidated Cash Flow”; “Consolidated Net Income”; “Consolidated Tangible Assets”; “Change of Control”; “Change of Control Offer”; “Credit AgreementsAgreement”; “Credit Facilities”; “Existing Indebtedness”; “Fair Market Value”; “Fixed Charge Coverage Ratio”; “Fixed Charges”; “Immaterial Subsidiary”; “Investments”; “Leverage Ratio”; “Liquidity”, “Management Fees”; “Moody’s”; “Net Income”; “Net Proceeds”; “Permitted Business”; “Permitted Investments”; “Permitted Liens”; “Permitted Payments to Holdco”; “Permitted Refinancing Indebtedness”; “Principal”; “Related Party”; “Restricted Investment”; “S&P”; “Senior Indebtedness”; “Subordinated Indebtedness”; “Subsidiary Guarantee”; “Tax Distributions”; and “Weighted Average Life to Maturity” contained therein in their entirety.

(b) Section 1.02 of the Indenture is amended by deleting the definitions “Affiliate Transaction”; “Asset Sale Offer”; “Change of Control Offer”; “Change of Control Payment”; “Change of Control Payment Date”; “Excess Proceeds”; “incur”; “Offer Amount”; “Offer Period”; “Payment Default”; “Purchase Date”; and “Restricted Payments” contained therein in their entirety.

SECTION 3.02 Elimination of Certain Provisions in Article 3

Section 3.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”

SECTION 3.03 Amendment and Elimination of Certain Provisions in Article 4

(a) Section 4.02 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 4.03 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 4.04 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 4.05 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.06 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.07 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.08 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.09 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.10 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.11 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.12 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.13 of the Indenture deleting it in its entirety and replacing it with the following:

“Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.”

(m) Section 4.14 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(n) Section 4.15 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(o) Section 4.16 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(p) Section 4.17 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(q) Section 4.18 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(r) Section 4.19 of the Indenture is amended by deleting it in its entirety and replacing it with the following:
“The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default and is otherwise not prohibited hereunder.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted.”

SECTION 3.04 Amendment of Certain Provisions in Article 5

(a) Section 5.01 of the Indenture is amended by deleting it in its entirety and replacing it with the following:
“The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving Person); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1) either:

(A) the Company is the surviving Person; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee.”

(b) The title of Section 5.02 of the Indenture is amended by retitling such section as “Section 5.02. Successor Person Substituted”

SECTION 3.05 Amendment of Certain Provisions in Article 6

Section 6.01 of the Indenture is amended by deleting it in its entirety and replacing it with the following:
“Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) [intentionally omitted]

(4) [intentionally omitted]

(5) [intentionally omitted]

(6) [intentionally omitted]

(7) the Company pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due; and

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a custodian of the Company or for all or substantially all of the property of the Company; or

(C) orders the liquidation of the Company;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(9) [intentionally omitted]”

SECTION 3.06 Elimination of Certain Provisions in Article 8

Section 8.04 of the Indenture is amended by deleting the text of clauses (2) through (5) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”

SECTION 3.07 Amendment and Elimination of Certain Provisions in Article 10

(a) Section 10.04 of the Indenture is amended by deleting the text of clauses (1) and (2)(b) in their entireties and inserting in lieu thereof the phrase “[intentionally omitted]” and deleting the word “either” at the beginning of clause (2).

(b) Section 10.05 of the Indenture is amended by deleting the text of clause (a) in its entirety and replacing it with the following:

“In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.”

SECTION 3.08 Elimination of Certain Provisions in Article 11

Section 11.01 of the Indenture is amended by deleting the text of clause (2) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FOUR

SECTION 4.01 Elimination of Certain Provisions in the Note

The Notes are deemed to be amended as follows:

(a) Section 4 of the Notes is amended by replacing “(the “Indenture”)” with “(as amended from time to time, the “Indenture”)”.

(b) Section 7 of the Notes is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 12 of the Notes is amended by deleting the first sentence of such section in its entirety and replacing it with the following:

“Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due of the principal of, or premium, if any, on, the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Company.”

ARTICLE FIVE

SECTION 5.01 Effectiveness of Amendments to Indenture

This Supplemental Indenture will become effective immediately upon its execution and delivery but the amendments in such Supplemental Indenture set forth in Articles Two through Four hereof will only become operative immediately prior to the acceptance for payment of all Notes that are validly tendered (and not validly withdrawn) on or prior to the Consent Payment Deadline (as defined in the Statement).

SECTION 5.02 Continuing Effect of Indenture

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

SECTION 5.03 Construction of Supplemental Indenture

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 5.04 Trust Indenture Act Controls

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 5.05 Trustee Disclaimer

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

SECTION 5.06 Counterparts

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

THE GSI GROUP, INC.

By: /s/ William J. Branch
Name: William J. Branch
Chairman and CEO

GSI HOLDINGS CORP

By: /s/ William J. Branch
Name: William J. Branch
Chairman and CEO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By: /s/ Richard Prokosch
Name:Richard Prokosch
Title:Vice President